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                                                                    EXHIBIT 23.2



                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

SEEC, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 3, 1997 relating to the financial statements of SEEC, Inc., which is contained in that Prospectus, and of our report dated June 3, 1997, relating to the schedule, which is contained in Part II of the Registration Statement.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ BDO Seidman, LLP
                                        ------------------------
Boston, Massachusetts
January 16, 1998